Exhibit 99.1
FOR IMMEDIATE RELEASE

Quad/Graphics Reports First Quarter 2017 Results

Results In-Line with Company Expectations

SUSSEX, WI, May 2, 2017 — Quad/Graphics, Inc. (NYSE: QUAD) ("Quad/Graphics" or the "Company") today reported first quarter 2017 results.

Financial Highlights

•	Increased net earnings to $25 million and diluted earnings per share to $0.49 on net sales of $1.0 billion.

•	Increased first quarter 2017 Non-GAAP Adjusted EBITDA by $2 million to $122 million and increased Non-GAAP Adjusted EBITDA margin by 70 basis points to 12.2%.

•	Increased Non-GAAP Adjusted Diluted Earnings Per Share by $0.26 to $0.52.

•	Achieved first quarter 2017 cash flow from operations of $63 million and generated $40 million of Non-GAAP Free Cash Flow in first quarter 2017, both in-line with expectations.

•	Reduced debt and capital leases by $28 million, and improved Debt Leverage Ratio to 2.29x, reduced from 2.36x, as of December 31, 2016.

•	Declares quarterly dividend of $0.30 per share.

“Our results for the first quarter of 2017 were in-line with our expectations and we are pleased with our performance,” said Joel Quadracci, Quad/Graphics Chairman, President & Chief Executive Officer. “We continued to drive EBITDA enhancement through our disciplined approach to sustainable cost reductions and productivity improvements while maintaining our focus on revenue. As we look forward to the remainder of 2017, we will continue to be the industry’s high-quality, low-cost producer to minimize the impact of industry pressures and economic uncertainty. Further, we expect to generate strong Free Cash Flow, which will support value-creating opportunities, including enhancing and expanding our services to provide a unique offering in the marketplace. We will also continue to redefine our company as a marketing services provider that helps brand owners market more efficiently and effectively using our strong print foundation in combination with other media channels. As always, we will continue to invest in our people and strengthen our core manufacturing platform to ensure it remains the strongest and most sustainable in the industry.”

Summary Results

Net sales for the first quarter ended March 31, 2017, were $1.0 billion, a 4.2% decrease. Organic sales declined 2.8% due to ongoing industry volume and pricing pressures after excluding pass-through paper sales (-1.2% impact) and foreign exchange (-0.2% impact). The organic sales decrease is consistent with the Company’s previous guidance. Net earnings improved to $25 million and diluted earnings per share improved to $0.49 during the three months ended March 31, 2017. First quarter 2017 Non-GAAP Adjusted EBITDA increased $2 million to $122 million compared to $120 million in 2016, and Adjusted EBITDA margin improved to 12.2% from 11.5% in 2016. Non-GAAP Adjusted Diluted Earnings Per Share improved by $0.26 during the first quarter 2017 to $0.52. The improvement in earnings, diluted earnings per share, Adjusted EBITDA, Adjusted EBITDA margin and Adjusted Diluted Earnings Per Share was primarily driven by lower selling, general and administrative expenses and a $5 million net benefit from non-recurring items primarily related to a reduced vacation accrual.

GAAP net cash provided by operating activities was $63 million for the quarter ended March 31, 2017, a decrease of $49 million from 2016. Free Cash Flow was $40 million compared with $86 million for the previous year. The decrease in cash provided by operating activities and Free Cash Flow was as expected. This decrease over prior year was due to reduced benefits from ongoing working capital improvements, partially offset by a reduction in capital expenditures.

“Our first quarter results were as expected and we remain on track to deliver our 2017 financial guidance,” said Dave Honan, Quad/Graphics Executive Vice President & Chief Financial Officer. “Looking ahead, we remain focused on generating sustainable strong Free Cash Flow to continue strengthening our balance sheet through debt reduction and improving our Debt Leverage Ratio, which is 2.29x as of the end of the first quarter and well within our long-term targeted range of 2.0x to 2.5x. In addition, significant Free Cash Flow allows the Company to continue to strategically invest in our business transformation and maintain an affordable and sustainable annual dividend of $1.20 per share, representing approximately 25% of Free Cash Flow.”

Quad/Graphics’ next quarterly dividend of $0.30 per share will be payable on June 2, 2017, shareholders of record as of May 22, 2017.

Quarterly Conference Call

Quad/Graphics (NYSE: QUAD) will hold a conference call at 10 a.m. ET on Wednesday, May 3, to discuss first quarter 2017 results. The call will be hosted by Joel Quadracci, Quad/Graphics Chairman, President & Chief Executive Officer, and Dave Honan, Quad/Graphics Executive Vice President & Chief Financial Officer. The full earnings release and slide presentation will be concurrently available on the Investors section of Quad/Graphics' website at http://investors.qg.com.

Participants can pre-register for the webcast by navigating to http://dpregister.com/10105020. Participants will be given a unique PIN to gain immediate access to the call on May 3, bypassing the live operator. Participants may pre-register at any time, including up to and after the call start time.

Alternatively, participants without internet access may dial in on the day of the call as follows:

•	U.S. Toll-Free: 1-877-328-5508

•	International Toll: 1-412-317-5424

Telephone playback will be available shortly after the conference call ends, accessible as follows:

•	U.S. Toll-Free: 1-877-344-7529

•	International Toll: 1-412-317-0088

•	Replay Access Code: 10105020

The playback will be available until June 3, 2017.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company's future results, financial condition, revenue, earnings, free cash flow, margins, objectives, goals, strategies, beliefs, intentions, plans, estimates, prospects, projections and outlook of the Company and can generally be identified by the use of words or phrases such as "may," "will," "expect," "intend," "estimate," "anticipate," "plan," "foresee," "project," "believe," "continue" or the negatives of these terms, variations on them and other similar expressions. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company's expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control.

The factors that could cause actual results to materially differ include, among others: the impact of decreasing demand for printed materials and significant overcapacity in the highly competitive commercial printing industry creates downward pricing pressures; the impact of electronic media and similar technological changes, including digital substitution by consumers; the inability of the Company to reduce costs and improve operating efficiency rapidly enough to meet market conditions; the impact of changing future economic conditions; the failure of clients to perform under contracts or to renew contracts with clients on favorable terms or at all; the failure to attract and retain qualified production personnel; the impact of increased business complexity as a result of the Company's entry into additional markets; the impact of fluctuations in costs (including labor and labor-related costs, energy costs, freight rates and raw materials) and the impact of fluctuations in the availability of raw materials; the failure to successfully identify, manage, complete and integrate acquisitions and investments; the impact of risks associated with the operations outside of the United States, including costs incurred or reputational damage suffered due to improper conduct of its employees, contractors or agents; the impact of changes in postal rates, service levels or regulations; the impact of regulatory matters and legislative developments or changes in laws, including changes in cyber-security, privacy and environmental laws; the fragility and decline in overall distribution channels, including newspaper distribution channels; the impact of the various restrictive covenants in the Company's debt facilities on the Company's ability to operate its business; significant capital expenditures may be needed to maintain the Company's platform and processes and to remain technologically and economically competitive; the impact on the holders of Quad/Graphics class A common stock of a limited active market for such shares and the inability to independently elect directors or control decisions due to the voting power of the class B common stock; the impact of an other than temporary decline in operating results and enterprise value that could lead to non-cash impairment charges due to the impairment of property, plant and equipment and other intangible assets; and the other risk factors identified in the Company's most recent Annual Report on Form 10-K, as such may be amended or supplemented by subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission.

Except to the extent required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains financial measures not prepared in accordance with generally accepted accounting principles (referred to as Non-GAAP), specifically Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. Adjusted EBITDA is defined as net earnings (loss) excluding interest expense, income tax expense (benefit), depreciation and amortization, restructuring, impairment and transaction-related charges, loss (gain) on debt extinguishment, and equity in loss of unconsolidated entity. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. Free Cash Flow is defined as net cash provided by operating activities less purchases of property, plant and equipment. Debt Leverage Ratio is defined as total debt and capital lease obligations divided by the last twelve months of Adjusted EBITDA. Adjusted Diluted Earnings Per Share is defined as net earnings (loss) excluding restructuring, impairment and transaction-related charges, loss (gain) on debt extinguishment, equity in loss of unconsolidated entity and discrete income tax items, divided by diluted weighted average number of common shares outstanding.

The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad/Graphics' performance and are important measures by which Quad/Graphics' management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies. Reconciliation to the GAAP equivalent of these Non-GAAP measures are contained in tabular form on the attached unaudited financial statements.

About Quad/Graphics

Quad/Graphics (NYSE: QUAD) is a global marketing services provider that helps brand owners market their products, services and content more efficiently and effectively by using its strong print foundation in combination with other media channels. With a consultative approach, worldwide capabilities, leading-edge technology and single-source simplicity, the Company has the resources and knowledge to help a wide variety of clients in multiple vertical industries, including retail, publishing and healthcare. Quad/Graphics provides a diverse range of print and related products, services and solutions from multiple locations throughout North America, South America and Europe, and strategic partnerships in Asia and other parts of the world.

Investor Relations Contact:
Kyle Egan
Manager of Treasury and Investor Relations, Quad/Graphics
414-566-2482
kegan@qg.com

Media Contact:
Claire Ho
Corporate Communications, Quad/Graphics
414-566-2955
cho@qg.com

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended March 31, 2017 and 2016
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended March 31,
	2017	2016
Net sales	$998.6	$1,042.5

Cost of sales	781.1	803.5
Selling, general and administrative expenses	96.0	119.0
Depreciation and amortization	58.7	78.1
Restructuring, impairment and transaction-related charges	9.2	28.9
Total operating expenses	945.0	1,029.5

Operating income	$53.6	$13.0

Interest expense	18.2	20.7
Loss (gain) on debt extinguishment	2.6	(14.1)

Earnings before income taxes and equity in loss of unconsolidated entity	32.8	6.4

Income tax expense	6.7	1.7

Earnings before equity in loss of unconsolidated entity	26.1	4.7

Equity in loss of unconsolidated entity	0.7	0.9

Net earnings	$25.4	$3.8

Earnings per share
Basic	$0.52	$0.08
Diluted	$0.49	$0.08

Weighted average number of common shares outstanding
Basic	49.1	47.6
Diluted	51.5	48.5

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of March 31, 2017 and December 31, 2016
(in millions)
(UNAUDITED)

	March 31, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$6.5	$9.0
Receivables, less allowances for doubtful accounts	505.1	563.6
Inventories	269.0	265.4
Prepaid expenses and other current assets	50.9	54.4
Restricted cash	3.8	10.2
Total current assets	835.3	902.6

Property, plant and equipment—net	1,487.2	1,519.9
Intangible assets—net	55.4	59.7
Equity method investment in unconsolidated entity	3.1	3.6
Other long-term assets	89.9	84.3
Total assets	$2,470.9	$2,570.1

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$304.4	$323.5
Amounts owing in satisfaction of bankruptcy claims	2.1	2.3
Accrued liabilities	289.5	356.7
Short-term debt and current portion of long-term debt	71.6	84.7
Current portion of capital lease obligations	7.2	7.4
Total current liabilities	674.8	774.6

Long-term debt	1,006.4	1,019.8
Unsecured notes to be issued	0.9	5.4
Capital lease obligations	17.6	18.9
Deferred income taxes	38.6	35.3
Other long-term liabilities	271.9	274.6
Total liabilities	2,010.2	2,128.6

Shareholders' equity
Preferred stock	—	—
Common stock	1.4	1.4
Additional paid-in capital	897.9	912.4
Treasury stock, at cost	(97.4)	(113.3)
Accumulated deficit	(196.7)	(206.4)
Accumulated other comprehensive loss	(144.5)	(152.6)
Total shareholders' equity	460.7	441.5
Total liabilities and shareholders' equity	$2,470.9	$2,570.1

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Three Months Ended March 31, 2017 and 2016
(in millions)
(UNAUDITED)

	Three Months Ended March 31,
	2017	2016
OPERATING ACTIVITIES
Net earnings	$25.4	$3.8
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	58.7	78.1
Impairment charges	0.4	16.7
Loss (gain) on debt extinguishment	2.6	(14.1)
Stock-based compensation	6.0	5.2
Gain on sale or disposal of property, plant and equipment	(3.7)	(1.4)
Deferred income taxes	3.2	(2.7)
Other non-cash adjustments to net earnings	1.6	2.0
Changes in operating assets and liabilities	(30.9)	25.0
Net cash provided by operating activities	63.3	112.6

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(23.4)	(26.2)
Proceeds from the sale of property, plant and equipment	10.8	2.5
Proceeds from insurance	3.0	—
Transfers from restricted cash	6.3	—
Loan to an unconsolidated entity	(5.0)	—
Net cash used in investing activities	(8.3)	(23.7)

FINANCING ACTIVITIES
Proceeds from issuance of long-term debt	375.0	18.4
Payments of long-term debt	(384.0)	(115.4)
Payments of capital lease obligations	(2.1)	(1.3)
Borrowings on revolving credit facilities	67.0	293.6
Payments on revolving credit facilities	(83.8)	(258.5)
Payments of debt issuance costs and financing fees	(4.6)	(0.1)
Bankruptcy claim payments on unsecured notes to be issued	(4.1)	—
Purchases of treasury stock	—	(8.8)
Sale of stock for options exercised	1.3	—
Equity awards redeemed to pay employees' tax obligations	(5.9)	(1.4)
Payment of cash dividends	(16.8)	(15.4)
Other financing activities	—	(0.6)
Net cash used in financing activities	(58.0)	(89.5)

Effect of exchange rates on cash and cash equivalents	0.5	0.1
Net decrease in cash and cash equivalents	(2.5)	(0.5)
Cash and cash equivalents at beginning of period	9.0	10.8
Cash and cash equivalents at end of period	$6.5	$10.3

QUAD/GRAPHICS, INC.
SEGMENT FINANCIAL INFORMATION
For the Three Months Ended March 31, 2017 and 2016
(in millions)
(UNAUDITED)

	Net Sales	Operating Income (Loss)	Restructuring, Impairment and Transaction-Related Charges (1)
Three months ended March 31, 2017
United States Print and Related Services	$902.2	$62.5	$7.1
International	96.4	4.8	1.0
Total operating segments	998.6	67.3	8.1
Corporate	—	(13.7)	1.1
Total	$998.6	$53.6	$9.2

Three months ended March 31, 2016
United States Print and Related Services	$950.5	$26.5	$27.3
International	92.0	3.4	0.3
Total operating segments	1,042.5	29.9	27.6
Corporate	—	(16.9)	1.3
Total	$1,042.5	$13.0	$28.9
______________________________

(1)	Restructuring, impairment and transaction-related charges are included within operating income (loss).

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Three Months Ended March 31, 2017 and 2016
(in millions, except margin data)
(UNAUDITED)

	Three Months Ended March 31,
	2017	2016
Net earnings	$25.4	$3.8
Interest expense	18.2	20.7
Income tax expense	6.7	1.7
Depreciation and amortization	58.7	78.1
EBITDA (Non-GAAP)	$109.0	$104.3
EBITDA Margin (Non-GAAP)	10.9%	10.0%

Restructuring, impairment and transaction-related charges (1)	9.2	28.9
Loss (gain) on debt extinguishment (2)	2.6	(14.1)
Equity in loss of unconsolidated entity (3)	0.7	0.9
Adjusted EBITDA (Non-GAAP)	$121.5	$120.0
Adjusted EBITDA Margin (Non-GAAP)	12.2%	11.5%
______________________________

(1)	Operating results for the three months ended March 31, 2017 and 2016, were affected by the following restructuring, impairment and transaction-related charges:

	Three Months Ended March 31,
	2017	2016
Employee termination charges (a)	$2.9	$4.9
Impairment charges (b)	0.4	16.7
Transaction-related charges (c)	0.8	0.6
Integration costs (d)	—	0.1
Other restructuring charges (e)	5.1	6.6
Restructuring, impairment and transaction-related charges	$9.2	$28.9
______________________________

(a)	Employee termination charges were related to workforce reductions through facility consolidations and involuntary separation programs.

(b)	Impairment charges were for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations.

(c)	Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities.

(d)
Integration costs were primarily related to preparing existing facilities to meet new production requirements resulting from work transferring from closed plants, as well as other costs related to the integration of acquired companies.

(e)	Other restructuring charges were primarily from costs to maintain and exit closed facilities, as well as lease exit charges.

(2)
The $2.6 million loss on debt extinguishment recorded during the three months ended March 31, 2017, relates to the second amendment to the Company's April 28, 2014 $1.6 billion senior secured credit facility, completed on February 10, 2017. The $14.1 million gain on debt extinguishment recorded during the three months ended March 31, 2016, primarily relates to the $56.5 million repurchase of unsecured 7.0% senior notes due May 1, 2022.

(3)
The equity in loss of unconsolidated entity includes the results of operations for an investment in an entity where Quad/Graphics has the ability to exert significant influence, but not control, which is accounted for using the equity method of accounting.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad/Graphics' performance and are important measures by which Quad/Graphics' management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
FREE CASH FLOW
For the Three Months Ended March 31, 2017 and 2016
(in millions)
(UNAUDITED)

	Three Months Ended March 31,
	2017	2016
Net cash provided by operating activities	$63.3	$112.6

Less: purchases of property, plant and equipment	(23.4)	(26.2)

Free Cash Flow (Non-GAAP)	$39.9	$86.4

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad/Graphics' performance and are important measures by which Quad/Graphics' management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
DEBT LEVERAGE RATIO
As of March 31, 2017 and December 31, 2016
(in millions, except ratio)
(UNAUDITED)

	March 31, 2017		December 31, 2016
Total debt and capital lease obligations on the condensed consolidated balance sheets	$1,102.8		$1,130.8

Divided by: Trailing twelve months Adjusted EBITDA (Non-GAAP) (1)	$481.6		$480.1

Debt Leverage Ratio (Non-GAAP)	2.29	x	2.36	x
______________________________

(1)	The calculation of Adjusted EBITDA for the trailing twelve months ended March 31, 2017, and December 31, 2016, was as follows:

		Add	Subtract	Trailing Twelve Months Ended
	Year Ended	Three Months Ended
	December 31, 2016 (a)	March 31, 2017	March 31, 2016	March 31, 2017
Net earnings	$44.9	$25.4	$3.8	$66.5
Interest expense	77.2	18.2	20.7	74.7
Income tax expense	13.0	6.7	1.7	18.0
Depreciation and amortization	277.1	58.7	78.1	257.7
EBITDA (Non-GAAP)	$412.2	$109.0	$104.3	$416.9
Restructuring, impairment and transaction-related charges	80.6	9.2	28.9	60.9
Loss (gain) on debt extinguishment	(14.1)	2.6	(14.1)	2.6
Equity in loss of unconsolidated entity	1.4	0.7	0.9	1.2
Adjusted EBITDA (Non-GAAP)	$480.1	$121.5	$120.0	$481.6
______________________________

(a)	Financial information for the year ended December 31, 2016, is included as reported in the Company's 2016 Annual Report on Form 10-K filed with the SEC on February 22, 2017.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad/Graphics' performance and are important measures by which Quad/Graphics' management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE
For the Three Months Ended March 31, 2017 and 2016
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended March 31,
	2017	2016
Earnings before income taxes and equity in loss of unconsolidated entity	$32.8	$6.4

Restructuring, impairment and transaction-related charges	9.2	28.9
Loss (gain) on debt extinguishment	2.6	(14.1)
	44.6	21.2

Income tax expense at 40% normalized tax rate	17.8	8.5
Adjusted net earnings (Non-GAAP)	$26.8	$12.7

Basic weighted average number of common shares outstanding	49.1	47.6
Plus: effect of dilutive equity incentive instruments	2.4	0.9
Diluted weighted average number of common shares outstanding	51.5	48.5

Adjusted Diluted Earnings Per Share (Non-GAAP) (1)	$0.52	$0.26

Diluted Earnings Per Share (GAAP)	$0.49	$0.08
Restructuring, impairment and transaction-related charges per share	0.18	0.60
Loss (gain) on debt extinguishment per share	0.05	(0.29)
Income tax expense from condensed consolidated statement of operations per share	0.13	0.03
Income tax expense at 40% normalized tax rate per share	(0.34)	(0.18)
Equity in loss of unconsolidated entity from condensed consolidated statement of operations per share	0.01	0.02
Adjusted Diluted Earnings Per Share (Non-GAAP) (1)	$0.52	$0.26
______________________________

(1)
Adjusted Diluted Earnings Per Share excludes the following: (i) restructuring, impairment and transaction-related charges; (ii) loss (gain) on debt extinguishment; (iii) discrete income tax items; and (iv) equity in loss of unconsolidated entity.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad/Graphics' performance and are important measures by which Quad/Graphics' management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.